Exhibit 99.1

QuidelOrtho Reports Second Quarter 2022 Financial Results
Highlights
•Revenue of $613.4 million increased by 247% as reported; Supplemental combined revenue of $898.5 million increased by 37.5% in constant currency and 9.0%, excluding COVID-19 revenue
•Strong growth in all business units, excluding COVID-19 revenue, including double-digit growth in Point-of-Care and Molecular Diagnostics, and high-single-digit combined growth in Labs and Transfusion Medicine
•Strength across all major regions, including China, EMEA, and North America
•GAAP EPS of $0.36; Supplemental combined adjusted EPS of $2.12, a 123% increase from prior year, largely reflecting the strength of high margin COVID-19 revenue
San Diego, CA – August 4, 2022 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a leading in vitro diagnostics company, today announced financial results for the second quarter ended July 3, 2022.
The Company reported total revenue for the second quarter of 2022 of $613.4 million, a 247% increase as reported, compared to $176.6 million for the second quarter of 2021. This was largely due to the consummation of the business combination that occurred on May 27, 2022 pursuant to a Business Combination Agreement entered into as of December 22, 2021, by and among Quidel Corporation (“Quidel”), Ortho Clinical Diagnostics Holdings plc (“Ortho”), QuidelOrtho, and the other parties thereto (the “Combinations”). GAAP diluted earnings per share (EPS) for the second quarter of 2022 decreased to $0.36, compared to $0.45 for the second quarter of 2021. GAAP operating income for the second quarter of 2022 was $79.7 million, compared to $23.3 million for the second quarter of 2021, and GAAP operating margin was 13% for each of the second quarters of 2022 and 2021. The second quarter 2022 results include significant one-time charges related to the Combinations.

In addition to the Company’s GAAP results, the Company is providing supplemental combined second quarter 2022 and 2021 revenues and adjusted operating results as if Quidel and Ortho had been combined for the applicable periods. The following discussion of financial results is based on supplemental combined information:
Second quarter 2022 total revenue of $898.5 million increased by 37.5% in constant currency, compared to $669.1 million for the second quarter of 2021. Foreign currency translation negatively impacted sales growth by approximately 320 basis points for the second quarter of 2022. Adjusted diluted EPS for the second quarter of 2022 increased to $2.12, compared to $0.95 for the second quarter of 2021. Adjusted EBITDA for the second quarter of 2022 was $290.8 million, compared to $165.9 million in the second quarter of 2021. Adjusted EBITDA margin for the second quarter of 2022 was 32.4%, compared to 24.8% for the second quarter of 2021.

“I’m incredibly pleased with the way our employees have come together to deliver a strong start as a combined company. In our first reported quarter as QuidelOrtho, we delivered strong financial performance, as we executed on our strategic priorities. Our Point-of-Care, Labs, Transfusion Medicine, and Molecular Diagnostics business units all delivered impressive growth, leveraging the competitive strengths of both Quidel and Ortho,” said Douglas Bryant, Chairman and Chief Executive Officer of QuidelOrtho.

“In addition to driving growth, enabling a strong corporate culture – that creates a successful integration, maintains commercial and operational excellence, and inspires innovation – remains one of our top priorities,” Mr. Bryant added. “With regard to integration, we’ve already generated considerable momentum and have a clear path forward to reaching our targeted cost and revenue synergies, and positioning the combined business for long-term growth and enhanced shareholder value,” Mr. Bryant concluded.
Fiscal Year 2022 Financial Guidance
The Company will provide 2022 financial guidance during its financial results conference call today.

Conference Call Information
QuidelOrtho will hold a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results for the second quarter ended July 3, 2022. Interested parties can access the call on the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com/. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 844-200-6205 (domestic) or 929-526-1599 (international) and entering Conference ID number 525922.
A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website, under the “Events & Presentations” section.

About QuidelOrtho Corporation
QuidelOrtho Corporation (Nasdaq: QDEL) unites the power of Quidel Corporation and Ortho Clinical Diagnostics behind a shared mission of developing and manufacturing innovative technologies that raise the performance of diagnostic testing and create better patient outcomes across the entire healthcare continuum.
Ranked among the world’s largest in vitro diagnostics (IVD) providers with more than 120 years of collective experience, we combine industry-leading expertise in immunoassay and molecular testing with a global footprint in clinical labs and transfusion medicine.
Our company’s comprehensive product portfolio delivers accuracy, speed, automation and access, providing critical information when and where it is needed most. Inspired by a spirit of service, the QuidelOrtho family is committed to enhancing the well-being of people worldwide and happy in the knowledge we are making a difference. For more information, please visit www.quidelortho.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this press release by words such as “may,” “will,” “would,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue,” or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the benefits and results of the Combinations and integration of the businesses of Quidel and Ortho, including QuidelOrtho’s execution of cost and revenue synergies, commercial and other strategic goals, future financial and operating results, future plans, objectives, strategies, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of QuidelOrtho’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the Combinations; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the business of QuidelOrtho generally. Additional risks and factors are identified under “Risk Factors” in QuidelOrtho’s joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2022 and subsequent reports filed with the Commission. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. QuidelOrtho has no obligation to update any of the forward-looking information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Supplemental Combined Financial Measures
This press release contains unaudited supplemental combined financial information (“Supplemental Combined Information”) that gives effect to the Combinations as if Quidel and Ortho had been combined for the applicable periods. The Supplemental Combined Information presented is based on the historical financial statements of Quidel and Ortho with reclassification adjustments only and do not include all of the pro forma adjustments required under Regulation S-X Article 11 or Accounting Standards Codification 805, Business Combinations (“ASC 805”). This Supplemental Combined Information is provided for illustrative purposes only, may be updated in the future, and is not necessarily, and should not be assumed to be, indicative of the Company’s expected results of operations or financial position that would have been achieved had the Combinations been completed as of the dates indicated or that may be achieved in any future period. The Supplemental Combined Information should be considered supplemental to, and not as a substitute for, pro forma financial information prepared in accordance with Regulation S-X Article 11 or ASC 805 and should be read in conjunction with the information contained in the sections entitled “The Combinations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ortho” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Quidel” of the Joint Proxy Statement/Prospectus and the historical consolidated financial statements and related notes appearing elsewhere in, or incorporated into, the Joint Proxy Statement/Prospectus, and the Company’s subsequent reports filed with the Commission. The Company’s actual results of operations and financial position will differ, potentially significantly, from the Supplemental Combined Information reflected in this press release as a result of the methodology used to prepare the Supplemental Combined Information as well as a variety of factors, including but not limited to the effect of certain expected financial benefits of the Combinations (such as revenue and cost synergies), the anticipated costs to achieve these benefits (including the cost of integration activities), tax impacts, and changes in operating results following the date of this press release.

Non-GAAP Financial Measures
This press release contains financial measures, including but not limited to “constant currency revenue growth,” “adjusted diluted EPS,” “adjusted EBITDA,” “supplemental combined revenue,” “supplemental combined adjusted diluted EPS,” “supplemental combined adjusted EBITDA” and “supplemental combined adjusted EBITDA margin,” which are considered non-GAAP financial measures under applicable rules and regulations of the Commission. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. “Adjusted EBITDA” and “adjusted diluted EPS” eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company believes that “supplemental combined revenue,” “supplemental combined adjusted diluted EPS,” “supplemental combined adjusted EBITDA” and “supplemental combined adjusted EBITDA margin” provide helpful Supplemental Combined Information to assist management and investors in evaluating the Company’s adjusted operating results as if Quidel and Ortho had been combined for the applicable periods. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the non-GAAP financial measures, including the non-GAAP Supplemental Combined Information, to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.
Investor Contact:
Bryan Brokmeier, CFA
IR@Quidel.com
Media Contact
media@Quidel.com

QuidelOrtho
Consolidated Statements of Operations
(Unaudited)
(In millions except per share data)

	Three Months Ended		Six Months Ended
	July 3, 2022 (a)	July 4, 2021	July 3, 2022 (a)	July 4, 2021
Total revenues	$613.4	$176.6	$1,615.7	$551.9
Cost of sales, excluding amortization of intangibles	275.9	68.6	536.2	140.2
Selling, marketing and administrative	118.4	54.2	203.2	102.9
Research and development	34.2	22.6	60.6	45.9
Amortization of intangible assets	21.0	6.8	28.1	13.6
Acquisition and integration costs	80.2	1.1	83.2	1.8
Other operating expenses	4.0	—	4.0	—
Operating income	79.7	23.3	700.4	247.5
Interest expense, net	10.3	1.4	11.3	3.4
Loss on extinguishment of debt	24.0	—	24.0	—
Other expense, net	2.5	0.2	1.6	0.6
Income before provision for income taxes	42.9	21.7	663.5	243.5
Provision for income taxes	23.6	2.6	164.3	46.3
Net income	$19.3	$19.1	$499.2	$197.2
Basic earnings per share	$0.37	$0.46	$10.62	$4.74
Diluted earnings per share	$0.36	$0.45	$10.47	$4.64
Weighted average shares outstanding - basic	52.2	41.7	47.0	41.6
Weighted average shares outstanding - diluted	52.9	42.4	47.7	42.5
(a) Includes Ortho results of operations from May 27, 2022 through July 3, 2022.

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	July 3, 2022 (a)	January 2, 2022
Cash and cash equivalents	$379.0	$802.8
Marketable securities	52.5	25.7
Accounts receivable, net	379.2	378.0
Inventories	552.7	198.8
Prepaid expenses and other current assets	195.7	35.0
Property, plant and equipment, net	1,110.1	349.2
Marketable securities	15.2	37.9
Right-of-use assets	168.9	127.6
Goodwill	2,589.6	337.0
Intangible assets, net	3,194.9	98.7
Deferred tax asset	32.5	20.1
Other assets	152.1	19.6
Total assets	$8,822.4	$2,430.4

Accounts payable	$247.3	$101.5
Accrued payroll and related expenses	116.9	40.4
Income tax payable	69.1	66.9
Current portion of borrowings	207.8	0.3
Other current liabilities	258.9	114.4
Operating lease liabilities	168.2	128.6
Long-term borrowings	2,533.3	0.4
Deferred tax liability	214.0	—
Other liabilities	87.3	48.5
Total liabilities	3,902.8	501.0
Total stockholders’ equity	4,919.6	1,929.4
Total liabilities and stockholders’ equity	$8,822.4	$2,430.4

(a) Includes Ortho balances as of July 3, 2022.

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Six Months Ended
	July 3, 2022 (a)	July 4, 2021
Cash provided by operating activities	$725.6	$407.5
Cash used for investing activities	(1,555.1)	(130.3)
Cash provided by (used for) financing activities	409.7	(174.0)
Effect of exchange rates changes on cash	(2.4)	0.1
(Decrease) increase in cash, cash equivalents and restricted cash	(422.2)	103.3
Cash, cash equivalents and restricted cash at beginning of period	802.8	489.9
Cash, cash equivalents and restricted cash at end of period	$380.6	$593.2

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$379.0	$593.2
Restricted cash in Other assets	1.6	—
Cash, cash equivalents and restricted cash	$380.6	$593.2

(a) Includes Ortho activities from May 27, 2022 through July 3, 2022.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information
(In millions, except per share data; unaudited)

	Three Months Ended				Six Months Ended
	July 3, 2022	Diluted EPS	July 4, 2021	Diluted EPS	July 3, 2022	Diluted EPS	July 4, 2021	Diluted EPS
Net income	$19.3	$0.36	$19.1	$0.45	$499.2	$10.47	$197.2	$4.64
Adjustments:
Amortization of intangibles	21.0		6.8		28.1		13.6
Acquisition and integration costs	80.2		1.1		83.2		1.8
Loss on extinguishment of debt	24.0		—		24.0		—
Unwind inventory fair value adjustment	11.2		—		11.2		—
Noncash interest expense for deferred consideration	0.8		1.1		1.7		2.6
Amortization of deferred cloud computing implementation costs	1.3		1.2		2.3		1.9
Derivative mark-to-market gain	(1.0)		—		(1.0)		—
Loss on investments	0.8		—		0.8		—
Employee compensation charges and other costs	0.5		—		0.5		—
EU medical device regulation transition costs	0.4		—		0.4		—
Change in fair value of acquisition contingencies	0.1		0.1		0.1		0.1
Income tax impact of adjustments	(34.9)		(3.6)		(37.5)		(7.1)
Adjusted net income	$123.7	$2.34	$25.8	$0.61	$613.0	$12.85	$210.1	$4.94

Ortho pre-combination adjusted net income	20.2		39.1		77.2		94.3
Supplemental combined adjusted net income	$143.9	$2.12	$64.9	$0.95	$690.2	$10.15	$304.4	$4.48

(a) Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 25% for three and six months ended July 3, 2022 and an effective tax rate of 22% for three and six months ended July 4, 2021.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2022 (a)	July 4, 2021	July 3, 2022 (a)	July 4, 2021
Net income	$19.3	$19.1	$499.2	$197.2
Depreciation and amortization	47.5	12.3	62.8	24.6
Interest expense, net	10.3	1.4	11.3	3.4
Provision for income taxes	23.6	2.6	164.3	46.3
Loss on extinguishment of debt	24.0	—	24.0	—
Employee compensation charges and other costs	0.5	—	0.5	—
Acquisition and integration costs	80.2	1.1	83.2	1.8
Unwind inventory fair value adjustment	11.2	—	11.2	—
Derivative mark-to-market gain	(1.0)	—	(1.0)	—
EU medical device regulation transition costs	0.4	—	0.4	—
Loss on investments	0.8	—	0.8	—
Amortization of deferred cloud computing implementation costs	1.3	1.2	2.3	1.9
Change in fair value of acquisition contingencies	0.1	0.1	0.1	0.1
Adjusted EBITDA	$218.2	$37.8	$859.1	$275.3
Ortho pre-combination Adjusted EBITDA	72.6	128.1	212.5	280.6
Supplemental combined Adjusted EBITDA	$290.8	$165.9	$1,071.6	$555.9
(a) Adjusted EBITDA includes Ortho activities from May 27, 2022 through July 3, 2022.

QuidelOrtho
Supplemental Combined Revenues by Business Unit and Region
(In millions, unaudited)

	Three Months Ended
	July 3, 2022	July 4, 2021	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency, ex COVID-19 revenue
Labs	$342.0	$340.5	0.4%	(2.7)%	3.1%	2.9%	6.0%
Transfusion Medicine	168.8	162.4	3.9%	(5.0)%	8.9%	—%	8.9%
Point-of-Care	367.0	131.7	178.7%	(1.8)%	180.5%	(161.1)%	19.4%
Molecular Diagnostics	20.7	34.5	(40.0)%	(0.4)%	(39.6)%	84.4%	44.8%
Total supplemental combined revenues	$898.5	$669.1	34.3%	(3.2)%	37.5%	(28.5)%	9.0%

	Three Months Ended
	July 3, 2022	July 4, 2021	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency, ex COVID-19 revenue
North America	$595.7	$375.3	58.7%	(0.2)%	58.9%	(43.2)%	15.7%
EMEA	82.9	85.7	(3.3)%	(9.0)%	5.7%	2.0%	7.7%
China	96.1	78.7	22.1%	(3.2)%	25.3%	(34.9)%	(9.6)%
Other	123.8	129.4	(4.3)%	(6.5)%	2.2%	2.5%	4.7%
Total supplemental combined revenues	$898.5	$669.1	34.3%	(3.2)%	37.5%	(28.5)%	9.0%

	Six Months Ended
	July 3, 2022	July 4, 2021	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency, ex COVID-19 revenue
Labs	$681.7	$696.7	(2.2)%	(1.7)%	(0.5)%	3.9%	3.4%
Transfusion Medicine	342.5	323.8	5.8%	(3.9)%	9.7%	—%	9.7%
Point-of-Care	1,310.0	436.0	200.5%	(1.2)%	201.7%	(158.6)%	43.1%
Molecular Diagnostics	66.7	94.7	(29.6)%	(0.1)%	(29.5)%	60.0%	30.5%
Total supplemental combined revenues	$2,400.9	$1,551.2	54.8%	(2.4)%	57.2%	(45.9)%	11.3%

	Six Months Ended
	July 3, 2022	July 4, 2021	% Change	Currency Impact	Constant Currency (a)	Less: COVID-19 revenue impact	Constant Currency, ex COVID-19 revenue
North America	$1,833.5	$972.3	88.6%	(0.1)%	88.7%	(69.6)%	19.1%
EMEA	166.9	175.3	(4.8)%	(7.4)%	2.6%	3.8%	6.4%
China	159.4	148.2	7.6%	(1.0)%	8.6%	(18.6)%	(10.0)%
Other	241.1	255.4	(5.6)%	(4.8)%	(0.8)%	6.8%	6.0%
Total supplemental combined revenues	$2,400.9	$1,551.2	54.8%	(2.4)%	57.2%	(45.9)%	11.3%

Tables above include Ortho revenues as if the acquisition had occurred on January 4, 2021.
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each year. This additional non-GAAP financial information is not meant to be considered in isolation from or as substitute for financial information prepared in accordance with GAAP.